IAS Reports Second Quarter 2023 Financial Results

Total revenue increased 13% to $113.7 million

Net income of $7.7 million, or $0.05 per share, at a 7% margin; adjusted EBITDA increased to $37.4 million at a 33% margin

NEW YORK – August 3, 2023 – Integral Ad Science Holding Corp. (Nasdaq: IAS), a leading global media measurement and optimization platform, today announced financial results for the second quarter ended June 30, 2023.

"We continue to execute on our growth strategy with results for the second quarter ahead of our prior expectations," said Lisa Utzschneider, CEO of IAS. "We are leading with innovation as we scale our products to new markets with our platform partners and unlock valuable insights with increasingly actionable data. Our global business momentum continues with several new brand logos added recently.”
Second Quarter 2023 Financial Highlights
•Total revenue was $113.7 million, a 13% increase compared to $100.3 million in the prior-year period.

•Optimization revenue (f/k/a programmatic) was $52.8 million, a 10% increase compared to $47.9 million in the prior-year period.

•Measurement revenue (f/k/a advertiser direct) was $44.9 million, a 23% increase compared to $36.6 million in the prior-year period.

•Publisher revenue (f/k/a supply side) was $15.9 million, a 1% increase compared to $15.8 million in the prior-year period.

•International revenue, excluding the Americas, was $34.7 million, a 10% increase compared to $31.6 million in the prior-year period, or 30% of total revenue for the second quarter of 2023.

•Gross profit was $89.8 million, a 9% increase compared to $82.2 million in the prior-year period. Gross profit margin was 79% for the second quarter of 2023.

•Net income was $7.7 million, or $0.05 per share, compared to net income of $2.0 million, or $0.01 per share, in the prior-year-period. Net income margin was 7% for the second quarter of 2023. Net income for the second quarter of 2023 includes $23.5 million of stock-based compensation expense related to return-target options as well as an income tax benefit of $29.1 million in the period.

•Adjusted EBITDA* increased to $37.4 million, an 18% increase compared to $31.6 million in the prior-year period. Adjusted EBITDA* margin was 33% for the second quarter of 2023.

•Cash and cash equivalents were $98.8 million at June 30, 2023.

Recent Business Highlights
•TikTok Expansion - During the quarter, IAS announced a significant expansion with TikTok of its Total Media Quality (TMQ) brand safety and suitability measurement product. TMQ is now available to advertisers in more than 30 markets.
•Meta Partnership - In June, IAS rolled out Viewability measurement tools for Facebook and Instagram Reels. IAS will now provide viewability and invalid traffic measurement (IVT) for Meta's rapidly growing Reels video feed inventory.

•Google Video Partners (GVP) Integration - In July, IAS expanded its TMQ solution for GVP. IAS is first-to-market providing GARM-aligned brand safety and suitability measurement on GVP inventory.
•YouTube Shorts Integration - In July, IAS expanded its measurement capabilities to YouTube Shorts. IAS will provide viewability and IVT measurement for YouTube Shorts’ inventory.

•Roku Integration - IAS announced a partnership with Roku to help advertisers accelerate their shift to TV streaming with confidence. IAS integrated its IVT pre-bid filters on Roku’s OneView DSP. In addition, IAS supports Roku’s Advertising Watermark to combat device spoofing on CTV.
•IRIS.TV Partnership - IAS partnered with IRIS.TV to launch TMQ for CTV brand safety and suitability, the industry’s first video-level brand suitability measurement for CTV. IAS will provide marketers with reporting on CTV buys aligned to the GARM framework.
•MRC Accreditation - IAS received the industry's first accreditation for CTV viewable impressions from the Media Rating Council (MRC). IAS is the only company to date to have earned this accreditation as well as also receiving MRC accreditation for CTV-rendered impressions.
•Criteo Partnership - IAS announced a first-to-market partnership with Criteo. IAS will enable onsite viewability and IVT measurement across Criteo's network of retail media partners.
•Uber Integration - IAS is partnering with Uber's advertising division to validate performance and effectiveness of Journey Ads campaigns on Uber's mobility platform. IAS will verify viewability, fraud, and brand safety to bring further transparency to Uber's brand clients.

•Anzu Expansion - IAS strengthened its partnership with Anzu to provide the industry's first independent measurement solution for 3D in-game advertising.
•Strategic Hire - IAS announced the appointment of Sam Cox as Senior Vice President of Product Management. Cox oversees global product strategy and execution for IAS’s programmatic and optimization solutions. He brings nearly two decades of experience in advertising technology and exchange-based trading and joins IAS most recently from Amazon and Google. IAS also announced separately that Tom Sharma, Chief Product Officer, departed IAS effective August 3rd.

Financial Outlook

"Our financial performance in the second quarter reflects our ability to meet our customers' needs with diverse offerings across the digital media ecosystem," said Tania Secor, CFO of IAS. "We expanded our margins during the quarter while investing in key growth areas. We continued to generate strong cash flow, which enabled us to pay down $20 million of debt in the period. We are on track to deliver a healthy mix of revenue growth and profitability for the full year.”

IAS is introducing the following financial outlook for the third quarter of 2023 and increasing the midpoint of its full year 2023 outlook for revenue and adjusted EBITDA:

Third Quarter Ending September 30, 2023:
•Total revenue of $112 million to $114 million
•Adjusted EBITDA* of $35 million to $37 million

Year Ending December 31, 2023:
•Total revenue of $459 million to $465 million
•Adjusted EBITDA* of $149 million to $153 million

* See “Supplemental Disclosure Regarding Non-GAAP Financial Information” section herein for an explanation of these measures. IAS is unable to provide a reconciliation for forward-looking guidance of Adjusted EBITDA and corresponding margin to net income (loss), the most closely comparable GAAP measures without unreasonable effort, because certain material reconciling items, such as depreciation and amortization, interest expense, income tax expense (benefit) and acquisition, restructuring and integration expenses, cannot be estimated due to factors outside of IAS's control and could have a material impact on the reported results. However, IAS estimates stock-based compensation expense for the third quarter of 2023 in the range of $13.0 million to $14.0 million and for the full year 2023 in the range of $80.0 million to $82.0 million.

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE DATA)	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$98,799	$86,877
Restricted cash	70	45
Accounts receivable, net	73,187	67,884
Unbilled receivables	39,460	41,550
Prepaid expenses and other current assets	11,766	24,761
Due from related party	20	29
Total current assets	223,302	221,146
Property and equipment, net	3,837	2,412
Internal use software, net	31,746	23,642
Intangible assets, net	198,273	217,558
Goodwill	674,866	674,094
Operating lease right-of-use assets	23,572	22,787
Deferred tax asset, net	1,743	2,020
Other long-term assets	4,711	5,024
Total assets	$1,162,050	$1,168,683
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$50,322	$60,799
Due to related party	13	122
Deferred revenue	431	99
Operating lease liabilities, current	7,982	6,749
Total current liabilities	58,748	67,769
Net deferred tax liability	7,972	45,495
Long-term debt	193,493	223,262
Operating lease liabilities, non-current	22,461	22,875
Other long-term liabilities	1,162	1,066
Total liabilities	283,836	360,467
Commitments and Contingencies (Note 13)
Stockholders’ Equity
Preferred Stock, $0.001 par value, 50,000,000 shares authorized at June 30, 2023; 0 shares issued and outstanding at June 30, 2023 and December 31, 2022.	—	—
Common Stock, $0.001 par value, 500,000,000 shares authorized, 156,279,075 and 153,990,128 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively.	156	154
Additional paid-in-capital	867,490	810,186
Accumulated other comprehensive loss	(1,971)	(2,899)
Retained earnings	12,539	775
Total stockholders’ equity	878,214	808,216
Total liabilities and stockholders’ equity	$1,162,050	$1,168,683

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)	2023	2022	2023	2022
Revenue	$113,651	$100,328	$219,743	$189,570
Operating expenses:
Cost of revenue (excluding depreciation and amortization shown below)	23,819	18,132	45,501	34,693
Sales and marketing	31,702	26,691	57,962	49,771
Technology and development	21,110	17,624	36,639	34,611
General and administrative	42,339	19,137	63,062	35,932
Depreciation and amortization	13,521	12,510	26,346	24,968
Foreign exchange gain, net (1)	(631)	(512)	(1,147)	(561)
Total operating expenses	131,860	93,582	228,363	179,414
Operating income (loss)	(18,209)	6,746	(8,620)	10,156
Interest expense, net	(3,221)	(1,814)	(6,638)	(3,240)
Net income (loss) before income taxes	(21,430)	4,932	(15,258)	6,916
Benefit (provision) from income taxes	29,107	(2,971)	26,081	(3,796)
Net income	$7,677	$1,961	$10,823	$3,120
Net income per share – basic and diluted	$0.05	$0.01	$0.07	$0.02
Weighted average shares outstanding:
Basic	155,425,264	155,140,684	155,267,531	154,812,037
Diluted	162,634,310	156,973,684	160,850,434	157,309,858
Other comprehensive income (loss):
Foreign currency translation adjustments	(221)	(6,996)	928	(7,970)
Total comprehensive income (loss)	$7,456	$(5,035)	$11,751	$(4,850)

(1) Prior period amounts have been reclassified to conform to current period presentation.

Stock-Based Compensation
(UNAUDITED)

(IN THOUSANDS)	Three Months Ended,		Six Months Ended,
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Cost of revenue	$126	$101	$210	$157
Sales and marketing	8,258	3,662	12,145	6,193
Technology and development	7,362	2,276	10,532	3,811
General and administrative	24,689	4,682	28,854	8,699
Total stock-based compensation	$40,435	$10,721	$51,741	$18,860

During the three months ended June 30, 2023, with the filing of a “shelf” registration statement on Form S-3, the market condition and the implied performance condition relating to the Return-Target Options were deemed to be probable and the Company recognized $23,450 of stock-based compensation expense for such options. Included within total stock-based compensation for the three and six months ended June 30, 2023 is the below expense related to Return-Target Options:

(IN THOUSANDS)
Stock based compensation for Return-Target options
Cost of revenue	$—
Sales and marketing	2,099
Technology and development	2,568
General and administrative	18,783
Total stock-based compensation	$23,450

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(UNAUDITED)

Three Months Ended June 30, 2023

	Common Stock
(IN THOUSANDS, EXCEPT SHARES)	Shares	Amount	Additional paid-in capital	Accumulated other comprehensive loss	Retained earnings	Total stockholders’ equity
Balance, April 1, 2023	154,811,980	$154	$824,498	$(1,750)	$4,862	$827,764
RSUs and MSUs vested	1,218,542	2	—	—	—	2
Option exercises	248,553	—	2,878	—	—	2,878
Stock-based compensation	—	—	40,114	—	—	40,114
Foreign currency translation adjustment	—	—	—	(221)	—	(221)
Net income	—	—	—	—	7,677	7,677
Balance, June 30, 2023	156,279,075	$156	$867,490	$(1,971)	$12,539	$878,214

Six Months Ended June 30, 2023

	Common Stock
(IN THOUSANDS, EXCEPT SHARES)	Shares	Amount	Additional paid-in capital	Accumulated other comprehensive loss	Retained earnings	Total stockholders’ equity
Balance, January 1, 2023	153,990,128	$154	$810,186	$(2,899)	$775	$808,216
RSUs and MSUs vested	1,590,282	2	—	—	—	2
Option exercises	587,502	—	4,993	—	—	4,993
ESPP purchase	111,163	—	882	—	—	882
Stock-based compensation	—	—	51,429	—	—	51,429
Foreign currency translation adjustment	—	—	—	928	—	928
Adoption of ASC 326, net of tax	—	—	—	—	941	941
Net income	—	—	—	—	10,823	10,823
Balance, June 30, 2023	156,279,075	$156	$867,490	$(1,971)	$12,539	$878,214

Three Months Ended June 30, 2022

	Common Stock
(IN THOUSANDS, EXCEPT UNITS AND SHARES)	Shares	Amount	Additional paid-in capital	Accumulated other comprehensive loss	Accumulated deficit	Total stockholders’ equity
Balance, April 1, 2022	155,016,271	$155	$792,616	$(1,289)	$(13,441)	$778,041
RSUs vested	277,119	—	—	—	—	—
Option exercises	205,314	—	850	—	—	850
Stock-based compensation	—	—	10,709	—	—	10,709
Foreign currency translation adjustment	—	—	—	(6,996)	—	(6,996)
Net income	—	—	—	—	1,961	1,961
Balance, June 30, 2022	155,498,704	$155	$804,175	$(8,285)	$(11,479)	$784,566

Six Months Ended June 30, 2022

	Common Stock
(IN THOUSANDS, EXCEPT UNITS AND SHARES)	Shares	Amount	Additional paid-in capital	Accumulated other comprehensive loss	Accumulated deficit	Total stockholders’ equity
Balance, January 1, 2022	154,398,495	$154	$781,951	$(315)	$(14,600)	$767,190
RSUs vested	289,213	—	—	—	—	—
Option exercises	810,996	1	3,381	—	—	3,382
Stock-based compensation	—	—	18,843	—	—	18,843
Foreign currency translation adjustment	—	—	—	(7,970)	—	(7,970)
Net income	—	—	—	—	3,120	3,120
Balance, June 30, 2022	155,498,704	$155	$804,175	$(8,285)	$(11,479)	$784,566

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
(IN THOUSANDS)	2023	2022
Cash flows from operating activities:
Net income	$10,823	$3,120
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	26,346	24,968
Stock-based compensation	51,741	18,860
Foreign currency gain, net	(1,239)	—
Deferred tax benefit	(37,535)	(728)
Amortization of debt issuance costs	232	232
Allowance for credit losses	1,254	485
Impairment of assets	—	49
Changes in operating assets and liabilities:
Increase in accounts receivable	(4,483)	(9,654)
Decrease in unbilled receivables	2,272	1,639
Decrease (increase) in prepaid expenses and other current assets	12,619	(4,560)
Decrease (increase) in operating leases, net	25	(223)
Decrease (increase) in other long-term assets	4	(326)
Decrease in accounts payable and accrued expenses	(10,225)	(10,986)
Increase in deferred revenue	350	221
Increase (decrease) in due to/from related party	(118)	108
Net cash provided by operating activities	52,066	23,205
Cash flows from investing activities:
Payment for acquisitions, net of acquired cash	—	(1,604)
Purchase of property and equipment	(1,810)	(460)
Acquisition and development of internal use software and other	(14,928)	(6,124)
Net cash used in investing activities	(16,738)	(8,188)
Cash flows from financing activities:
Proceeds from the Revolver	75,000	—
Repayment of long-term debt	(105,000)	(10,000)
Repayment of short-term debt	—	(1,885)
Proceeds from exercise of stock options	4,993	3,381
Cash received from Employee Stock Purchase Program	1,409	—
Net cash used in financing activities	(23,598)	(8,504)
Net increase in cash, cash equivalents and restricted cash	11,730	6,513
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(142)	(2,246)
Cash, cash equivalents and restricted cash at beginning of period	89,671	76,078
Cash, cash equivalents and restricted cash at end of period	$101,259	$80,345
Supplemental Disclosures:
Cash paid during the period for:
Interest	$5,862	$3,025
Taxes	$5,609	$10,098
Non-cash investing and financing activities:
Property and equipment acquired included in accounts payable	$140	$338
Internal use software acquired included in accounts payable	$1,159	$1,130
Lease liabilities arising from right of use assets	$30,443	$28,222

Supplemental Disclosure Regarding Non-GAAP Financial Information

We use supplemental measures of our performance, which are derived from our consolidated financial information, but which are not presented in our consolidated financial statements prepared in accordance with GAAP. Adjusted EBITDA is the primary financial performance measure used by management to evaluate our business and monitor ongoing results of operations. Adjusted EBITDA is defined as income before depreciation and amortization, stock-based compensation, interest expense, income taxes, acquisition, restructuring and integration costs, foreign exchange gain, net, asset impairments, and other one-time, non-recurring costs. Adjusted EBITDA margin represents the adjusted EBITDA for the applicable period divided by the revenue for that period presented in accordance with GAAP.

We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our shareholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period-to-period comparisons. Although we believe these measures are useful to investors and analysts for the same reasons they are useful to management, as discussed below, these measures are not a substitute for, or superior to, U.S. GAAP financial measures or disclosures. Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

Reconciliations of historical Adjusted EBITDA to its most directly comparable GAAP financial measure, net income/loss, are presented below. We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items.

Reconciliation of Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2023	2022	2023	2022
Net income	$7,677	$1,961	$10,823	$3,120
Depreciation and amortization	13,521	12,510	26,346	24,968
Stock-based compensation	40,435	10,721	51,741	18,860
Interest expense, net	3,221	1,814	6,638	3,240
Provision (benefit) from income taxes	(29,107)	2,971	(26,081)	3,796
Acquisition, restructuring and integration costs	809	2,129	1,621	2,878
Foreign exchange gain, net(1)	(631)	(512)	(1,147)	(512)
Asset impairments and other costs	1,469	—	1,506	49
Adjusted EBITDA	$37,394	$31,594	$71,447	$56,399
Revenue	$113,651	$100,328	$219,743	$189,570
Net income margin	7%	2%	5%	2%
Adjusted EBITDA margin	33%	31%	33%	30%

(1)The adjustment for foreign exchange gain, net, was effective for the three months ended June 30, 2022 and periods thereafter. Adjusted EBITDA has not been recast for this adjustment for periods prior to June 30, 2022, because such adjustments would have been immaterial in such periods.

Conference Call and Webcast Information
IAS will host a conference call and live webcast to discuss its second quarter 2023 financial results today at 5:00 p.m. ET. To access the live webcast and conference call dial-in, please register under the "News & Events" section of IAS's investor relations website. A replay will be available on IAS's investor relations website following the live call: https://investors.integralads.com.

About Integral Ad Science
Integral Ad Science (IAS) is a leading global media measurement and optimization platform that delivers the industry’s most actionable data to drive superior results for the world’s largest advertisers, publishers, and media platforms. IAS’s software provides comprehensive and enriched data that ensures ads are seen by real people in safe and suitable environments, while improving return on ad spend for advertisers and yield for publishers. Our mission is to be the global benchmark for trust, safety, and transparency in digital media quality. For more information, visit integralads.com.

Forward-Looking Statements
This earnings press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements we make relating to our estimated and projected costs, expenditures, cash flows, growth rates and financial results or our plans and objectives for future operations, growth initiatives, or strategies are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including: (i) the adverse effect on our business, operating results, financial condition, and prospects from various macroeconomic factors including inflation, rising interest rates, potential recession, instability in geopolitical or market conditions generally and instability in the financial markets and banking industry; (ii) our dependence on the overall demand for advertising; (iii) a failure to innovate or make the right investment decisions; (iv) our failure to maintain or achieve industry accreditation standards; (v) our ability to compete successfully with our current or future competitors in an intensely competitive market; (vi) our dependence on integrations with advertising platforms, demand-side providers (“DSPs”) and proprietary platforms that we do not control; (vii) our international expansion; (viii) our ability to expand into new channels; (ix) our ability to sustain our profitability and revenue growth rate decline; (x) risks that our customers do not pay or choose to dispute their invoices; (xi) risks of material changes to revenue share agreements with certain DSPs; (xii) the impact that any future acquisitions, strategic investments, or alliances may have on our business, financial condition, and results of operations; (xiii) interruption by man-made problems such as terrorism, computer viruses, or social disruption impacting advertising spending; (xiv) the risk of failures in the systems and infrastructure supporting our solutions and operations; and (xv) other factors disclosed in our filings with the SEC. Given these factors, as well as other variables that may affect our operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to update or revise any forward- looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Contact:
Jonathan Schaffer / Lauren Hartman
ir@integralads.com

Media Contact:
press@integralads.com